UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2024

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2700 S Las Vegas Blvd., Suite 2301
Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, (the “June 30 Report”), the Company’s total stockholders’ equity as of June 30, 2023 was ($1,818,000). On August 18, 2023, the Company received a notice from The Nasdaq Stock Market LLC (“NASDAQ”) indicating that it did not meet the minimum of $2,500,000 in stockholders’ equity required by NASDAQ Listing Rule 5550(b)(1) (the “Listing Rule”) for continued listing, or the alternatives of market value of listed securities or net income from continuing operations. Pursuant to the Listing Rule and the instructions from NASDAQ, on October 9, 2023 the Company submitted a plan to regain compliance with the Listing Rule and was given an extension until February 14, 2024 to evidence compliance through a public filing.

As previously reported, on December 29, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company sold and Investor purchased 3,000 shares of the Company’s newly designated non-convertible Series C Preferred Stock (the “Shares”) for a total purchase price of $3,000,000 (the “Purchase Price”). The Shares have a 10% stated annual dividend, no voting rights and has a face value of $1,300 per share. The sale of the Shares was consummated on December 29, 2023. Additionally, during the period from the June 30 Report through December 31, 2023, the Company paid-down and otherwise reduced its debt from $8,340,700 to $2,854,486, representing a debt reduction of $5,486,214.

Based on the foregoing, the Company believes its total stockholders’ equity as of December 31, 2023 on the Company’s balance sheet is $3,125,000. The unaudited balance sheet as of December 31, 2023 is attached to this Current Report as Exhibit 99.1.

Accordingly, as of the date of this Current Report, the Company believes that it has regained compliance with the stockholders’ equity requirement of NASDAQ Listing Rule 5550(b)(1) for continued listing.

NASDAQ will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance as reported herein, it may be subject to delisting.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Unaudited Balance Sheet as of December 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer